Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion of our report dated 19 August 1999 on the financial statements of Independent Energy Holdings PLC as of 30 June 1999 and 1998, and for each of the three years in the period ended 30 June 1999 in the Annual Report on Form 20-F of Independent Energy Holdings PLC.

                                         /S/ PANNELL KERR FORSTER
                                  ----------------------------------------------
                                  Pannell Kerr Forster
                                  Chartered Accountants and Registered Auditors


Nottingham, England
20 December 1999